The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we and the underwriter are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-254105
Subject to Completion
Preliminary Prospectus Supplement dated October 25, 2021
P R O S P E C T U S  S U P P L E M E N T
TO PROSPECTUS DATED APRIL 8, 2021
2,750,000 Shares
Common Stock
$      per share
Clarus Corporation is offering up to 2,750,000 shares of its common stock, par value $0.0001 per share (the “Shares”).
We intend to use a portion of the net proceeds of the offering for the repayment in full of approximately $65.0 million in aggregate principal amount under the revolving loan facility available pursuant to our Credit Agreement (as defined herein) and the remaining portion of the net proceeds from the offering for general corporate purposes, including capital expenditures and potential acquisitions. See “Use of Proceeds.”
The Shares are listed on the Nasdaq Global Select Market under the ticker symbol “CLAR.” The last reported sale price of our common stock on October 22, 2021 was $30.44 per share.
Investing in our common stock involves risks. Please refer to the “Risk Factors” section beginning on page S-14 of this prospectus supplement and page 2 of the accompanying prospectus, as well as those contained in the other documents that are incorporated by reference and any related free writing prospectus.
	Per Share	Total
Public offering price	$	$(1)
Underwriting discount	$	$(1)
Proceeds, before expenses, to Clarus Corporation.	$	$(1)

(1)
Assumes no exercise of the underwriters’ option to purchase additional shares described below.

See “Underwriting” on page S-23 for additional information regarding underwriting compensation
The underwriters have a 30-day option to purchase up to 412,500 additional shares of common stock from us, at the public offering price less the underwriting discount, to cover over-allotments, if any.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the prospectus to which it relates. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares on or about          , 2021.
Joint Book-Running Managers
BofA Securities
Stifel Raymond James Roth Capital Partners
The date of this prospectus supplement is October           , 2021.

Clarus Corporation is responsible only for the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free-writing prospectus prepared by us or on our behalf to which we have referred you. We and the underwriters have not authorized anyone to provide you with any other information, and we and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. You should assume that the information appearing in this prospectus supplement (including any related free-writing prospectus prepared by us or on our behalf, if any), the accompanying prospectus and the documents incorporated by reference herein and therein, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus relate to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf to which we have referred you, together with the information incorporated by reference as described under the heading “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated April 8, 2021, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement or in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
Clarus and our logo are two of our trademarks that are used in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference also include trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference appear without the ® and TM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.
When we refer to “Clarus,” “we,” “our,” “us” and the “Company” in this prospectus supplement and the accompanying prospectus, we mean Clarus Corporation and its subsidiaries, unless otherwise specified.

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MARKET AND INDUSTRY DATA
In addition to the industry, market and competitive position data referenced throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein that are derived from our own internal estimates and research, some market data and other statistical information used throughout this prospectus supplement, the accompanying prospectus or documents incorporated by reference herein and therein are based in part upon third party industry publications, studies and surveys, which generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these publications, studies and surveys is prepared by reputable sources, we have not independently verified market and industry data from third party sources.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include, among other things, statements about:
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estimates of our third quarter results;

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our expectations related to the use of proceeds from this offering, if completed;

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the overall level of consumer demand on our products;

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general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital and credit markets;

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the financial strength of the Company’s customers;

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the Company’s ability to implement its business strategy;

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the ability of the Company to execute and integrate acquisitions; changes in governmental regulation, legislation or public opinion relating to the manufacture and sale of bullets and ammunition, and the possession and use of firearms and ammunition by our customers;

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the Company’s exposure to product liability or product warranty claims and other loss contingencies;

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disruptions and other impacts to the Company’s business, as a result of the COVID-19 global pandemic and government actions and restrictive measures implemented in response;

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stability of the Company’s manufacturing facilities and suppliers, as well as consumer demand for our products, in light of disease epidemics and health-related concerns such as the COVID-19 global pandemic;

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the impact that global climate change trends may have on the Company and its suppliers and customers;

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the Company’s ability to protect patents, trademarks and other intellectual property rights;

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any breaches of, or interruptions in, our information systems;

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the ability of our information technology systems or information security systems to operate effectively, including as a result of security breaches, viruses, hackers, malware, natural disasters, vendor business interruptions or other causes;

S-iii

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our ability to properly maintain, protect, repair or upgrade our information technology systems or information security systems, or problems with our transitioning to upgraded or replacement systems;

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the impact of adverse publicity about the Company and/or its brands, including without limitation, through social media or in connection with brand damaging events and/or public perception;

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fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations;

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ongoing disruptions and delays in the shipping and transportation of our products due to port congestion, container ship availability and/or other logistical challenges;

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our ability to utilize our net operating loss carryforwards;

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changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks;

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the Company’s ability to maintain a quarterly dividend; and

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the other risks, uncertainties and factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our subsequent Quarterly Reports on Form 10-Q, as revised and supplemented by those risks described from time to time in other reports which we file with the SEC.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement and the accompanying prospectus, particularly under “Risk Factors,” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make.
You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.
Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus supplement and the accompanying prospectus and in the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Risk Factors.”

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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, our business, this offering and selected information contained elsewhere in this prospectus supplement, the accompanying prospectus or incorporated in this prospectus supplement or the accompanying prospectus by reference. This summary does not contain all of the information you should consider before deciding to invest in the notes. You should carefully read this entire prospectus supplement and the accompanying prospectus and any free writing prospectus with respect to this offering prepared by us or on our behalf to which we have referred you, including each of the documents incorporated herein or therein by reference, before making an investment decision. You should also carefully consider the information set forth under “Risk Factors” on page S-14 and in the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.
Our Business
Headquartered in Salt Lake City, Utah, we are a global leading designer, developer, manufacturer and distributor of best-in-class outdoor equipment and lifestyle products focused on the outdoor and consumer enthusiast markets. Our mission is to identify, acquire and grow outdoor “super fan” brands through our unique “innovate and accelerate” strategy. We define a “super fan” brand as a brand that creates the world’s pre-eminent, performance-defining product that the best-in-class user cannot live without. Each of our brands has a long history of continuous product innovation for core and everyday users alike. The Company’s products are principally sold globally under the Black Diamond®, Sierra®, Barnes® and Rhino-Rack® brand names through outdoor specialty and online retailers, our own websites, distributors and original equipment manufacturers. Our portfolio of iconic brands are well-positioned for sustainable, long-term growth underpinned by powerful industry trends across the outdoor and adventure sport end markets.
We have demonstrated nearly a decade of consistent growth and believe we have the runway to continue that trend, illustrated by an outstanding second quarter of 2021 where we experienced record sales of $73.3 million. Sales for the six months ended June 30, 2021 increased 78% to $148.6 million compared to the six months ended June 30, 2020. We generated Adjusted EBITDA of $11.7 million for the quarter and $22.3 million for the six months ended June 30, 2021. We have achieved continued margin improvement, enabled by our brand value, strong supplier relationships and differentiated go-to-market approach. Our success in the second quarter was further punctuated by the acquisition of Rhino-Rack Holdings Pty Ltd (“Rhino-Rack”), which closed on July 1, 2021. Rhino-Rack is a leading manufacturer of highly-engineered automotive roof racks, trays, mounting systems, luggage boxes, carriers and accessories with leading marketing share in Australia and New Zealand and a growing presence in the U.S.
One of the key elements of our sustained financial performance is our persistent focus on brand building through product initiatives. Our iconic brands are rooted in performance-defining technologies that enable our customers to have their best days outdoors. We have a long history of technical innovation and product development, backed by an extensive patent portfolio that continues to evolve and advance our markets. We currently employ approximately 120 engineers across the portfolio, focusing on enhancing our customers’ performance in the most critical moments. Our commitment to quality, rigorous safety, and ultimately best-in-class design is evidenced by outstanding industry recognition, as we have received numerous product awards across our portfolio of super fan brands.
Each of our brands represents a unique customer value proposition. Supported by six decades of proven innovation, Black Diamond is an established global leader in high-performance, activity-based climbing, skiing, and technical mountain sports equipment. The brand is synonymous with premium performance, safety and reliability. Our Sierra and Barnes brands have been leading specialty manufacturers of bullets and ammunition for over 50 years. Since 1947, Sierra has been dedicated to manufacturing the highest-quality, most accurate bullets in the world for hunting and sport shooting enthusiasts. Barnes traces its history back to 1932, and since 1989 has manufactured technologically-advanced lead-free bullets and premium ammunition for hunters, range shooters, military and law enforcement professionals. Founded in 1992, our Rhino-Rack brand is a globally-recognized designer and distributor of highly-engineered automotive roof racks and accessories to enhance the outdoor enthusiast’s overlanding experience.

Our Market Opportunity
Our brands participate in the outdoor-oriented lifestyle that has benefitted from favorable long-term trends expected to persist in a post-pandemic environment. The users of our products are loyal outdoor enthusiasts, including climbers, mountaineers, trail runners, skiers, mountain bikers, backpackers and campers, competitive shooters, hunters and other outdoor-inspired consumers. We believe we have a strong reputation for innovation, style, quality, design, safety and durability in our core product lines, positioning us for sustainable growth amidst the acceleration of our market opportunity. Select factors driving this acceleration include:
Increasing Adoption of Outdoor Lifestyles and Focus on Health and Wellness.   According to Outdoor Foundation, over the past decade, many outdoor activities have experienced a consistent rise in participation rates. This heightened participation has grown in tandem with increasing consumer focus on health and wellness with many consumers acutely aware of the myriad of physical and mental health benefits associated with outdoor activity. Outdoor participation experienced an uplift following the emergence of the COVID-19 pandemic. Accordingly, per Outdoor Foundation, 2020 alone saw the highest U.S. participation rate on record for outdoor activity with nearly 160.7 million Americans participating in outdoor activities, marking the largest year-over-year increase on record.
Growing Demand for SUVs as “Staycations,” Road Trips and Short Breaks Increase in Popularity.    As consumers actively search out activities that conform to local social distancing guidelines, there has been a significant increase in more localized vacations, trips and activities that avoid air and rail travel. In addition, the popularity of pickups and, more recently, their sibling sport utility vehicles (“SUVs”) and crossover utility vehicles (“CUVs”) continues to rise. They are multipurpose vehicles, proving equally functional for daily commutes, heavy jobsite work or recreational and trail activities. Per the 2021 issue of “SEMA Light-Truck Snapshot,” the light-truck segment — which includes pickups, vans, SUVs and CUVs — is forecast to account for 82% of all new passenger vehicle sales by 2025. From 2019-2025, new light truck sales are estimated to rise approximately 14% overall. By contrast, sales of passenger cars are forecast to decline by approximately 34% over the same period. The demand for vehicles geared towards local travel is driving demand for extra luggage space and the automotive rack market.
Rise of Overlanding.   Combining off-road driving with backcountry lifestyle activities, such as camping, hiking and mountain biking, we believe that overlanding has driven a new niche in the light truck, SUV and CUV segment for enthusiasts and light truck manufacturers. Per SEMA, overlanding, loosely defined, is the practice of exploring the backcountry in a purpose-built vehicle — generally, a high-clearance four-wheel drive — that is equipped to allow its occupants to remain self-sufficient for periods of time ranging from a few days to several weeks. The activity originated in Australia, with popularity in South America and sub-Saharan Africa, but its popularity in North America has grown significantly over the past decade.
Due to its overlap with numerous outdoor lifestyle activities, overlanding’s market growth is difficult to precisely measure, but we believe that the global adventure tourism market — which includes camping, hiking, mountain biking, kayaking, rafting and other pursuits that are closely associated with overlanding — reflects this growing trend and is forecast to grow in value from $586 billion in 2019 to $1.63 trillion in 2026, according to Allied Global Insights.
Climbing Verticals Becoming Mainstream.   With the release of critically acclaimed free climbing documentary The Dawn Wall as well as the Academy Award-winning rock climbing documentary Free Solo, mainstream consumers are increasingly exposed to the markets that Clarus and, specifically, Black Diamond work to serve. Furthermore, the 2020 Tokyo Olympics marked the first time that sport climbing debuted in an Olympic stadium, bringing the thrills of high-skill rock climbing to the living rooms of people across the globe.
Resurgence in Popularity of Hunting.   After several years of falling participation, hunting has experienced a strong resurgence in activity, as participants have found comfort in an outdoor activity conforming to social distancing guidelines. Further driving the popularity in hunting is demand for food security given supply chain disruptions and runs on grocery stores witnessed in 2020. Per Outsider, U.S. sales of hunting licenses were up 12% in 2020, with more than one million new hunters licensed. In addition,

2020 brought more diversity in participants, specifically women and younger people. The investment in hunting equipment and required training courses is expected to drive sustained activity in the sport.
Lasting Impact of Outdoors Being the Main Location for Safe Socializing During the Pandemic.    Both the near and long-term outlook for the outdoor equipment and lifestyle industry are strong due to the growing demand for experiential entertainment. Recent market strength, supported by the COVID-19 pandemic, has driven the immediate demand for outdoor products that is expected to continue. Per Outdoor Foundation, 2020 witnessed the highest level of youth participation in outdoor activities, which is expected to lead to an increased number of outdoor enthusiasts in the next generation. Furthermore, a longitudinal study by Pennsylvania State University found that over half of its respondents believed that outdoor recreation behavior will experience long-term change following the end of the COVID-19 pandemic.
As the variety of outdoor sports activities continues to proliferate, and existing outdoor sports evolve and become more specialized, we believe there is a need in the marketplace to address the unique technical and performance needs of enthusiasts involved in such activities. We believe we have been able to help address this void in the marketplace by seeking to leverage our intimate knowledge of what the customer needs to perform at the highest level. We continue to seek to improve on our existing product lines by expanding our offerings into new niche categories, and by incorporating innovative industrial design and engineering and performance tolerances into our products. We believe the credibility and authenticity of our brands expands our potential market beyond committed outdoor athletes to those outdoor generalist consumers who desire to lead active, outdoor-focused lifestyles.
Growth Strategies
Our growth strategies are to achieve sustainable, profitable growth organically while seeking to expand our business through targeted, strategic acquisitions. We intend to create new and innovative products, increase consumer and retailer awareness and demand for our products, and build stronger emotional brand connections with consumers over time across an increasing number of geographic markets. Additionally, long-term growth is underpinned by powerful industry trends across the outdoor and consumer enthusiast markets. Our growth initiatives include, but are not limited to the following:
Black Diamond Product Category Expansions.   Within our Black Diamond segment, we intend to utilize our “innovate and accelerate” strategy to leverage our strong brand name, customer relationships, proven capacity to develop new innovative products and product extensions in each of our existing product categories, and to expand into new product categories. Our new technologies are generally inspired by our continuing commitment to maximize the enjoyment and efficacy of the products for the outdoor sports for which we design. We intend to focus on the expansion of our apparel and footwear categories, driving further innovation in lights, trekking poles, snow safety, and climbing hard goods, while broadening our appeal in gloves and packs.
Growth in International Markets.   We believe there is a significant opportunity to expand the presence and penetration of each of our brands globally. The European alpine market is currently significantly larger than the U.S. market and is highly fragmented by country, with no clear leader across Europe. We have been able to gain market share by emphasizing our Black Diamond brand, positioning it as a global brand with American roots. We believe there is also a significant opportunity to expand our Sierra and Barnes brands more extensively outside the U.S. market through additional sales and marketing investments. Our recent acquisition of Rhino-Rack adds a leading market position in Australia and New Zealand, with significant whitespace to grow our presence in U.S., currently less than 1% market share, through key partnerships with brick-and-mortar and online retailers alike, and enhanced brand awareness.
Acquisition of Complementary Businesses.   We expect to target acquisitions as a viable opportunity to gain access to new product groups, customer channels, and increase penetration of existing markets. We may also pursue acquisitions that diversify the Company within the outdoor and consumer enthusiast markets. To the extent we pursue future acquisitions, we intend to focus on super-fan brands with recurring revenue, sustainable margins and strong cash flow dynamics. We anticipate financing future acquisitions prudently through a combination of cash on hand, operating cash flow, bank financings, private placements and new capital markets offerings.

Our Competitive Strengths
Authentic Portfolio of Iconic Super Fan Brands.   We believe that our brands are iconic among devoted, active-outdoor enthusiasts with a strong reputation for innovation, style, quality, design, safety and durability. Each of our brands is synonymous with the sport it serves, tracing its roots to the modern origins of each sport.
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Since 1957, our Black Diamond brand has been a global innovator in activity-based climbing, skiing, and mountain sports equipment.

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Our Sierra brand was founded in 1947 and, we believe, represents the most precise and accurate bullets and ammunition available for the hunting and sport shooting enthusiast.

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Our Barnes brand was founded in 1932 and produces some of the most technologically advanced lead-free bullets and premium ammunition.

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Our Rhino-Rack brand was founded in 1992 and has become well-respected and widely recognized for outdoor enthusiasts.

Our brands also appeal to everyday customers seeking high-quality products for outdoor or urban and suburban living. Our focus on innovation, safety and style differentiates us from our competitors.
Black Diamond Equipment:   Black Diamond Equipment is a global innovator in climbing, skiing and mountain sports equipment enabling peak performance for outdoor enthusiasts. Employing approximately 75 engineers, the brand is synonymous with innovation, performance, safety and durability. Headquartered in Salt Lake City at the base of the Wasatch Mountains, Black Diamond products are created and tested locally on its alpine peaks, slopes, crags and trails. Continuously recognized as an industry-leading innovator, Black Diamond has received 371 industry awards over five years, including over 125 product awards in 2020 alone.

Sierra:   Sierra Bullets is dedicated to manufacturing the highest-quality, most accurate bullets and ammunition in the world. From local and international shooting competitions to sport and hunting, Sierra is synonymous with precision, providing critical dependability to hunting and sport shooting enthusiasts. This performance is born from a proprietary manufacturing, testing and quality assurance process that enables the achievement of the tightest tolerances in the industry. Sierra’s bullets and ammunition are used for precision target shooting, hunting and defense purposes. Sierra’s products have cultivated a significant consumer following recognized by its iconic “green box” packaging and include globally recognized bullet brands such as Sierra® MatchKing®, Sierra® GameKing® and Sierra® BlitzKing® and ammunition brands such as GameChanger®, Prairie Enemy TM, Outdoor Master® and Sport Master®.
Barnes:   Barnes Bullets is an industry leader in all-copper bullet technology and innovation. The company manufactures some of the world’s most technologically advanced lead-free bullets and premium hunting, self-defense and tactical ammunition. Barnes has earned its strong reputation through unrivaled performance and terminal results. This reputation is defined by innovative design, advanced manufacturing techniques and a core focus on the end-user. As a result, Barnes has generated a strong consumer following supported by its globally recognized bullet brands such as Barnes® TSX®, X Bullet®, Varmint Grenade® and Expander® and ammunition brands VOR-TX® and TAC-XPD®. With its products being sold through its online store, a variety of retailers and international distributors, Barnes’s customers include hunters, range shooters, military and law enforcement professionals around the world.
Rhino-Rack:   Headquartered in Sydney, Australia, Rhino-Rack has been a widely recognized, premier aftermarket automotive roof rack and accessories brand since 1992 with a leading market position in Australia. Best known for its “north/south” roof rack design, Rhino-Rack’s product offering includes roof racks, luggage carriers, shade awnings, kayak carriers, bike carriers and load-securing accessories. Employing 20 engineers, Rhino-Rack has a long track record of launching new, innovative products with state-of-the-art engineering serving and enhancing the outdoor enthusiast’s overlanding experience. Rhino-Rack has a clearly defined growth strategy, underpinned by access to Clarus’ go-to-market playbook and key customer relationships. Specifically, we believe there is significant opportunity to capture market share and further enhance brand awareness in North America, and globally, through partner and direct ecommerce growth, expansion of the dealer network and new distribution and brand-building partnerships.
Product Innovation and Development Capabilities.   We have a long history of technical innovation and product development, with over 100 patents and patents pending worldwide. Our employees’ passion and intimacy with our core outdoor activities generates new and boundary-pushing concepts and products, which we believe provides a significant advantage that will drive our Company to new levels. We seek to design products that enhance our customers’ personal performance as they participate in the activities we serve. We integrate quality assurance and quality control teams throughout the entire design process to maintain the quality and integrity for which our brands are known. We believe that our vertically integrated design and development process and enthusiastic employee base provide us with a competitive advantage to continue to drive future innovation for our Company and the markets we serve. Our innovation pipeline is supported by approximately 120 engineers and additional quality control employees / associates.
Experienced and Incentivized Senior Management Team.   The members of our Board of Directors and our executive officers, including Mr. Warren Kanders, are substantial stockholders of the Company, and beneficially own approximately 24.9% of our outstanding common stock as of October 22, 2021, which we believe aligns the interests of our Board of Directors and our executive officers with that of our stockholders.
Growth-oriented Capital Structure.   Our capital structure provides us with the capacity to fund future growth and our net operating loss and tax credit carryforwards are expected to offset our net taxable income, which is expected to allow us to retain cash flow for future growth.
Impact of COVID-19
The global outbreak of COVID-19 was declared a global pandemic by the World Health Organization and a national emergency by each of the U.S., European, and Australian governments in March 2020, with governments world-wide implementing safety measures restricting travel and requiring citizen lockdowns and self-confinements for quarantining purposes. This has negatively affected the U.S., European, Australian and global economies, disrupted global supply chains, and resulted in significant transport restrictions and disruption of financial markets. The impact of this global pandemic has created significant uncertainty in the global economy and has affected our business, employees, retail and distribution partners, suppliers, and customers.
We experienced a decline in retail demand within our Black Diamond segment beginning in the second half of March 2020 through December 2020, which negatively impacted our sales and profitability during this period. This continued during the six months ended June 30, 2021, although to a lesser extent, as certain countries began to ease restrictions. During the third quarter of 2021, the Australian government instituted a mandatory lockdown for its citizens. This caused a decline in retail demand and a disruption in operations within our Rhino-Rack segment, which negatively impacted our sales and profitability for the third quarter of 2021 We expect a continued impact on the Company’s sales and profitability in future periods. The duration of these trends and the magnitude of such impacts cannot be precisely estimated at this time, as they are affected by a number of factors (some of which are outside management’s control), including those presented in Item 1A. Risk Factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in our subsequent Quarterly Reports on Form 10-Q, as may be updated by other filings we have made and will make with the SEC that are incorporated by reference into this prospectus supplement.
Since the beginning of the pandemic, we have mitigated some of the negative impacts to our operating results by taking significant actions to improve our current operating results and liquidity position, including drawing on the credit facility, temporarily suspending share repurchases, postponing non-essential capital expenditures, reducing operating costs, modulating production in line with demand, and substantially reducing discretionary spending. As the impact of the COVID-19 pandemic on the economy and our operations evolves, we will continue to assess the impact on the Company and respond accordingly.
The COVID-19 pandemic has significantly impacted the global supply chain, with restrictions and limitations on related activities causing disruption and delay, along with increased raw material, storage, and shipping costs. These disruptions and delays have strained domestic and international supply chains, which have affected and could continue to negatively affect the flow or availability of certain products. Furthermore, significantly increased demand from online sales channels, including our website, has impacted our logistical operations, including our fulfillment and shipping functions, which has resulted in periodic delays in the delivery of our products. The further spread of COVID-19, and the requirements to take action to help limit the spread of the illness, could impact our ability to carry out our business as usual and may materially adversely impact global economic conditions, our business, results of operations, cash flows, and financial condition. For example, travel restrictions imposed as a result of the COVID-19 pandemic negatively impacted certain of our product development initiatives, as we were unable to visit certain third-party manufacturers to review processes and procedures for new products and product enhancements. The extent of the impact of COVID-19 on our business and financial results will depend on future developments, including the duration and severity of the outbreak (including the severity and transmission rates of new variants of the coronavirus) within the markets in which we and our manufacturers and suppliers operate, the timing, distribution, and efficacy of vaccines and other treatments, the related impact on consumer confidence and spending, and the effect of governmental regulations imposed in response to the pandemic, all of which are highly uncertain and ever-changing. While we have experienced an increase in demand for our products due to the impact that the COVID-19 pandemic has had on consumer behaviors, including due to various stay-at-home orders and restrictions on dining options and restaurant closures, this increased demand may not be sustained following the pandemic, or if economic conditions worsen, which would negatively impact consumer spending.
On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was signed into law. The CARES Act established a program with provisions to allow U.S. companies to defer the employer’s portion of social security taxes between March 27, 2020 and December 31, 2020 and pay such taxes in two installments in 2021 and 2022. As permitted by the CARES Act, we have deferred payment of the employer’s portion of social security payroll tax payments.
Recent Developments
Preliminary Third Quarter Fiscal 2020 Financial Results
On October 18, 2021, we announced that, based on preliminary unaudited information, we expect sales for the third quarter of 2021 to range between $107-$108 million, which is an anticipated 66%-67% year-over-year increase compared to $64.5 million in the third quarter of 2020. Black Diamond sales are expected to increase approximately 19% and Sierra sales are expected to increase approximately 100%, both compared to the third quarter of 2020. Rhino-Rack sales are expected to be around $19.5 million for the third quarter of 2021.
The Company also expects adjusted EBITDA for the third quarter of 2021 to range between $18.5-$18.8  million, an estimated 103%-106% increase compared to $9.1 million in the third quarter of 2020. As of September 30, 2021, cash and cash equivalents are expected to be approximately $10.9 million and total debt is expected to be approximately $190 million (net debt of $179.1 million) with approximately $35 million of remaining access on the Company’s revolving line of credit.
Because the Company is in the early stages of its quarter end closing process, it does not have sufficient information to provide within this prospectus supplement a reconciliation of the non-GAAP measure adjusted EBITDA to a comparable GAAP financial measure such as net income. As a result, the Company believes it is relevant to provide the following GAAP financial measures for the third quarter of 2021: stock-based compensation of $3.1 million, depreciation and amortization of $5.2 million, the sale of Rhino-Rack inventory that was recorded at its fair value in purchase accounting of $3.1 million, and transaction and integration costs of $8.1 million.
Our preliminary financial results for the quarter ended September 30, 2021 are based solely on information currently available to management and are unaudited. This financial information does not represent a comprehensive statement of our financial results for the quarter and remains subject to the completion of our financial closing procedures and internal reviews. As a result, our actual results for the quarter may vary materially from these preliminary estimates. These estimates are not a comprehensive statement of our financial results for this period and should not be viewed as a substitute for full interim financial statements prepared in accordance with U.S. GAAP. Deloitte & Touche LLP has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial results. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto.
Factors that could cause actual results to differ from those described above are set forth in “Risk Factors” and “Special Note Regarding Forward-Looking Statements and Information.” You should consider our preliminary financial results for the quarter ended September 30, 2021 in conjunction with our consolidated financial statements and the related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the six months ended June 30, 2021 incorporated by reference in this prospectus supplement.
Summary Risk Factors
Investing in our common stock involves a high degree of risk. You should carefully consider these risks before investing in our common stock, including the risks related to our business and industry described under “Risk Factors” elsewhere in this prospectus supplement and in the information included and incorporated by reference herein. These risks include, among others, the following key risks:
Risks Related to Our Industry
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Many of the products we sell are used for inherently risky outdoor pursuits and could give rise to product liability or product warranty claims and other loss contingencies, which could affect our earnings and financial condition.

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A substantial portion of our sales and gross profit is derived from a small number of large customers, none of whom are contractually obligated to continue buying our products. The loss of any of these customers could substantially reduce our profits.

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We are subject to risks related to our dependence on the strength of retail economies in various parts of the world and our performance may be affected by general economic conditions.

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Changes in the retail industry and markets for consumer products affecting our customers or retailing practices could negatively impact existing customer relationships and our results of operations.

•
Seasonality and weather conditions may cause our operating results to vary from quarter to quarter.

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Global climate change trends could affect our suppliers and customers and result in increased regulation.

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Our results of operations could be materially harmed if we are unable to accurately forecast demand for our products.

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Competition in our industries may hinder our ability to execute our business strategy, achieve profitability, or maintain relationships with existing customers.

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If we fail to expand existing or develop new customer relationships, our ability to grow our business will be impaired.

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If we fail to adequately protect our intellectual property rights, competitors may manufacture and market products similar to ours, which could adversely affect our market share and results of operations.

•
Changes in foreign, cultural, political, and financial market conditions could impair our international operations and financial performance.

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If we cannot continue to develop new products in a timely manner, and at favorable margins, we may not be able to compete effectively.

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Our operating results can be adversely affected by changes in the cost or availability of raw materials.

•
Changes in effective tax rates could adversely affect our results.

•
Our operations in international markets, and earnings in those markets, may be affected by legal, regulatory, political, and economic risks.

•
Our business, financial condition and results of operations and cash flows, as well as the trading price of our common stock may be negatively impacted by the effects of a disease outbreak, epidemic, pandemic, or similar widespread public health concern, such as travel restrictions or recommendations or mandates from governmental authorities to avoid large gatherings or to self-quarantine, whether as a result of the COVID-19 or coronavirus global pandemic or otherwise.

•
We use foreign suppliers and manufacturing facilities for a significant portion of our raw materials and finished products, and disruptions and delays in shipping and transportation due to port congestion, container ship availability and/or other logistical challenges as well as disease epidemics or potential ‘trade wars,’ pose a risk to our business operations.

•
Our business is subject to foreign, national, state, and local laws and regulations for environmental, employment, safety, and other matters. The costs of compliance with, or the violation of, such laws and regulations by us or by independent suppliers who manufacture products for us could have an adverse effect on our business, results of operations and financial condition.

•
Changes in governmental regulation, legislation or public opinion regarding the manufacture and sale of bullets, or the possession and use of firearms and ammunition, could adversely affect our Sierra segment and overall financial results.

•
Our SKINourishment business is subject to substantial government regulation relating to personal care products that could have a material adverse effect on our business.

•
We may incur significant costs in order to comply with environmental remediation obligations.

Risks Related to our Business
•
There are significant risks associated with acquiring and integrating businesses.

•
Our previously announced growth strategy may negatively impact our business, financial condition and results of operations.

•
Turmoil across various sectors of the financial markets may negatively impact the Company’s business, financial condition, and/or operating results as well as our ability to effectively execute our growth strategy.

•
We may not be able to adequately manage our growth.

•
Our credit agreement contains financial and restrictive covenants that may limit our ability to operate our business.

•
Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

•
Currency devaluations or fluctuations may significantly increase our expenses and affect our results of operations as well as the carrying value of international assets on our balance sheet, especially where the currency is subject to intense political and other outside pressures, such as in the case of the Euro, Canadian Dollar and Great British Pound.

•
Compliance with changing laws, regulations and standards of corporate governance and public disclosure may result in additional expenses.

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We could face particular challenges in maintaining and reporting on our internal control over financial reporting.

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Breaches of our information systems could adversely affect our reputation, disrupt our operations, and result in increased costs and loss of revenue.

•
Adverse publicity about the Company and/or its brands, including without limitation, through social media or in connection with brand damaging events and/or public perception could negatively impact our business.

•
Interruptions in the proper functioning of our information systems or other issues with our enterprise resource planning systems could cause disruption to our operations.

•
Our Board of Directors and executive officers have significant influence over our affairs.

•
We may be unable to realize the benefits of our net operating losses and tax credit carryforwards.

•
Certain protective measures implemented by us to preserve our NOL may not be effective or may have some unintended negative effects.

•
The loss of any member of our senior management or certain other key executives could significantly harm our business.

•
Our Board of Directors may change significant corporate policies without stockholder approval.

•
Compensation awards to our management may not be tied to or correspond with our improved financial results or share price.

Risks Related to our Common Stock
•
Our Amended and Restated Certificate of Incorporation authorizes the issuance of shares of preferred stock.

•
Our payment of future quarterly dividends on our common stock is subject to the discretion and approval of our Board of Directors.

•
Shares of our common stock have been, and may continue to be, thinly traded, which may contribute to volatility in our stock price and less liquidity for investors.

•
The sale of a substantial amount of our common stock in the public market could adversely affect the prevailing market price of our common stock.

•
We may issue a substantial amount of our common stock in the future, which could cause dilution to current investors and otherwise adversely affect our stock price.

Risks Related to this Offering
•
We have broad discretion in the use of the net proceeds from this offering.

•
You will experience significant dilution as a result of this offering, which may adversely affect the per share trading price of our common stock.

•
You may experience future dilution as a result of future equity offerings.

•
Future sales of our common stock in the public market could cause our stock price to fall.

Corporate History and Structure
Clarus, incorporated in Delaware in 1991, acquired Black Diamond Equipment, Ltd. (“Black Diamond Equipment”) in May 2010 and changed its name to Black Diamond, Inc. in January 2011. In October 2012, we acquired PIEPS Holding GmbH and its subsidiaries (collectively, “PIEPS”).
On August 14, 2017, the Company changed its name from Black Diamond, Inc. to Clarus Corporation and its stock ticker symbol from “BDE” to “CLAR” on the NASDAQ stock exchange. On August 21, 2017, the Company acquired Sierra Bullets, L.L.C. (“Sierra”). On November 6, 2018, the Company acquired the assets of SKINourishment, Inc. (“SKINourishment”).
On October 2, 2020, the Company completed the acquisition of certain assets and liabilities constituting the Barnes business (“Barnes”).

On July 1, 2021, the Company completed the acquisition of Australia-based Rhino-Rack.
On August 6, 2018, the Company announced that its Board of Directors approved the initiation of a quarterly cash dividend program of $0.025 per share of the Company’s common stock (the “Quarterly Cash Dividend”) or $0.10 per share on an annualized basis. The declaration and payment of future Quarterly Cash Dividends is subject to the discretion of and approval of the Company’s Board of Directors. On May 1, 2020, the Company announced that, in light of the operational impact of the COVID-19 pandemic, its Board of Directors temporarily replaced its Quarterly Cash Dividend with a stock dividend (the “Quarterly Stock Dividend”). On October 19, 2020, the Company announced that its Board of Directors approved the reinstatement of its Quarterly Cash Dividend. On July 30, 2021, the Company announced that its Board of Directors approved the payment on August 20, 2021 of the Quarterly Cash Dividend to the record holders of shares of the Company’s common stock as of the close of business on August 9, 2021.
Executive Offices
Our headquarters are located at 2084 East 3900 South, Salt Lake City, Utah 84124.

The Offering
The summary below is not intended to be complete. For a more detailed description of our common stock, see “Description of Common Stock” in the accompanying prospectus.
Common stock offered by us
2,750,000 shares of common stock (plus up to an additional 412,500 shares of common stock that we may issue and sell upon the exercise of the underwriters’ option to purchase additional shares of common stock).
Common stock outstanding after this offering
36,550,052 shares of common stock (or up to 36,962,552 shares of common stock if the underwriters exercise their option to purchase additional shares of common stock in full).
Underwriters’ option
We have granted the underwriters a 30-day option to purchase up to 412,500 additional shares of our common stock (representing 15% of the firm shares being offered) at the public offering price, less the underwriting discounts and commissions.
Use of proceeds
We will receive approximately $      in net proceeds from this offering, after deducting selling and offering expenses (and approximately $      million if the underwriters exercise their over-allotment option in full).
We intend to use a portion of the net proceeds of the offering for the repayment in full of approximately $65.0 million in aggregate principal amount under the revolving loan facility available pursuant to our Credit Agreement (as defined herein) and the remaining portion of the net proceeds from the offering for general corporate purposes, including capital expenditures and potential acquisitions. See “Use of Proceeds.”
Conflicts of interest
An affiliate of BofA Securities, Inc., an underwriter in this offering, is a lender with respect to amounts currently outstanding under our Credit Agreement and may receive a ratable portion of any part of the proceeds of this offering used to repay borrowings outstanding under the revolving credit facility. As a result, BofA Securities, Inc. will have a conflict of interest, as that term is defined in FINRA Rule 5121. Accordingly, this offering is being conducted in compliance with FINRA Rule 5121.
BofA Securities, Inc. will not sell the shares of common stock to an account over which it exercises discretion without the express approval of the account holder.
Dividend policy
On August 6, 2018, the Company announced that its Board of Directors approved the initiation of the Quarterly Cash Dividend. The declaration and payment of future Quarterly Cash Dividends is subject to the discretion of and approval of the Company’s Board of Directors. On May 1, 2020, the Company announced that, in light of the operational impact of the COVID-19 pandemic, its Board of Directors temporarily replaced its Quarterly Cash Dividend with the Quarterly Stock Dividend. On October 19, 2020, the Company announced that its Board of Directors approved the reinstatement of its Quarterly Cash Dividend. On July 30, 2021, the Company announced that its Board of Directors approved the payment on August 20, 2021 of the Quarterly Cash Dividend to the record holders of shares of the Company’s common stock as of the close of business on August 9, 2021.

NASDAQ Symbol
CLAR
Risk Factors
Investing in our common stock involves substantial risks. You should carefully consider all the information in this prospectus supplement prior to investing in our common stock. In particular, we urge you to carefully consider the factors set forth under “Risk Factors” beginning on page S-14 of this prospectus supplement and page 2 of the accompanying prospectus for a discussion of some of the factors you should carefully consider before deciding to invest in our common stock.
The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 33,800,052 shares outstanding as of October 22, 2021 and excludes, as of such date:
•
4,141,247 shares of common stock issuable upon the exercise of options outstanding, having a weighted average exercise price of $10.27 per share;

•
1,000,000 shares of common stock issuable upon vesting of restricted stock units outstanding; and

•
an aggregate of 7,400,248 additional shares of our common stock reserved for future issuance under our stock incentive plan.

Except as otherwise noted, all information in this prospectus supplement assumes that the underwriters’ option to purchase additional shares in this offering is not exercised.

RISK FACTORS
Investing in our common stock involves a high degree of risk. In addition to the other information included and incorporated by reference in this prospectus supplement, you should carefully consider the risks described or referred to below before deciding to purchase our common stock, along with the risk factors described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in our subsequent Quarterly Reports on Form 10-Q, as may be updated by other filings we have made and will make with the SEC that are incorporated by reference into this prospectus supplement. The occurrence of any of these risks may materially harm our business, results of operations and financial condition. As a result, the trading price of the notes and our common stock may decline, and you might lose part or all of your investment. As used in this section, “we,” “our” and “us” refer to Clarus Corporation and not to its subsidiaries.
Risks Related to this Offering
We have broad discretion in the use of the net proceeds from this offering.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways with which you may not agree. Accordingly, you will be relying on the judgment of our management with regard to the use of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested or otherwise used in a way that does not yield a favorable, or any, return for us.
You will experience significant dilution as a result of this offering, which may adversely affect the per share trading price of our common stock.
This offering may have a dilutive effect on our earnings per share after giving effect to the issuance of our common stock in this offering and the receipt of the expected net proceeds. The actual amount of dilution from this offering will be based on numerous factors, particularly the use of proceeds and the return generated by such investment, and cannot be determined at this time. The per share trading price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market pursuant to this offering. See the section below entitled “Dilution” for a more detailed illustration of the dilution you may potentially incur if you participate in this offering.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. As of October 22, 2021, 7,400,248 shares of our common stock were reserved for future issuance under our stock incentive plan. As of that date, there were also options outstanding to purchase 4,141,247 shares of our common stock and up to 1,000,000 shares of our common stock issuable upon vesting of restricted stock units. You will incur additional dilution upon the grant of any shares under our stock incentive plan or upon exercise of any outstanding or subsequently issued stock options.
Future sales of our common stock in the public market could cause our stock price to fall.
Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. As of October 22, 2021, we had 33,800,052 shares of common stock outstanding, all of which shares, other than shares held by our directors and certain officers, were eligible for sale in the public market, subject in some cases to compliance with the requirements of Rule 144 promulgated under the Securities Act, or Rule 144, including the volume limitations and manner of sale requirements. In addition, shares of common stock issuable upon exercise of outstanding options and shares reserved for future issuance under our stock incentive plans will become eligible for sale in the public market to the extent permitted by applicable vesting requirements and subject in some cases to compliance with the requirements of Rule 144. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

CAPITALIZATION
The following table sets forth our capitalization as of June 30, 2021:
•
on an actual basis;

•
on an as adjusted basis to reflect:

•
approximately $157.0 million borrowed under our Credit Agreement, dated May 3, 2019, as amended by Amendment No. 1 dated May 28, 2019, Amendment No. 2 dated November 12, 2020 and Amendment No. 3 dated July 1, 2021, with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto (collectively, the “Credit Agreement”) and 2,315,121 shares of the Company’s common stock issued in connection with our acquisition of Rhino-Rack on July 1, 2021.

•
the sale by us of 2,750,000 shares of common stock in this offering at the public offering price of $      per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

•
the use of $      million of the net proceeds of this offering for the repayment in full of approximately $65.0 million in aggregate principal amount under the revolving loan facility available pursuant to our Credit Agreement.

You should read this table in conjunction with, and it is qualified in its entirety by reference to, “Use of Proceeds” included elsewhere in this prospectus supplement, and under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and the accompanying notes in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the fiscal year ended June 30, 2021, which is incorporated by reference into this prospectus supplement, as well as the other financial information incorporated by reference into this prospectus supplement.
	As of June 30, 2021 (In Thousands)
	Actual	As Adjusted
Cash	$6,782	$
Debt:
Revolving credit facility	$10,112	$
Foreign credit facilities	1,010
Term note	16,000
Total debt, including current maturities	27,122
Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 5,000 shares authorized; none issued	—		—
Common stock, $0.0001 par value per share; 100,000 shares authorized (actual and as adjusted); 35,496 issued (actual), 40,561 issued (as adjusted); 31,485 outstanding (actual), 36,550 outstanding (as adjusted)	4		4
Additional paid in capital	518,981
Accumulated deficit	(280,148)		(280,148)
Treasury stock, at cost	(24,440)		(24,440)
Accumulated other comprehensive income	783		783
Total stockholders’ equity	215,180
Total capitalization	$242,302	$

USE OF PROCEEDS
We will receive approximately $      in net proceeds from this offering, after deducting selling and offering expenses (and approximately $      million if the underwriters exercise their over-allotment option in full). We intend to use a portion of the net proceeds from the common stock offered hereby for the repayment in full of approximately $65.0 million in aggregate principal amount under the revolving loan facility available pursuant to our Credit Agreement, which matures on May 3, 2024, and we intend to use the remainder of the net proceeds for general corporate purposes, including capital expenditures and potential acquisitions.

DIVIDEND POLICY
On August 6, 2018, the Company announced that its Board of Directors approved the initiation of the Quarterly Cash Dividend. The declaration and payment of future Quarterly Cash Dividends is subject to the discretion of and approval of the Company’s Board of Directors. On May 1, 2020, the Company announced that, in light of the operational impact of the COVID-19 pandemic, its Board of Directors temporarily replaced its Quarterly Cash Dividend with the Quarterly Stock Dividend. On October 19, 2020, the Company announced that its Board of Directors approved the reinstatement of its Quarterly Cash Dividend. On July 30, 2021, the Company announced that its Board of Directors approved the payment on August 20, 2021 of the Quarterly Cash Dividend to the record holders of shares of the Company’s common stock as of the close of business on August 9, 2021.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S.
HOLDERS OF OUR COMMON STOCK
The following is a discussion of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of the shares of our common stock to be issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or IRS, in effect as of the date of this offering. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our common stock. We have not sought and do not currently intend to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position regarding the tax consequences of the purchase, ownership and disposition of our common stock.
This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the alternative minimum tax or the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to particular rules, including, without limitation:
•
U.S. expatriates and certain former citizens or long-term residents of the United States;

•
persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•
banks, insurance companies, and other financial institutions;

•
brokers, dealers or traders in securities or currencies;

•
“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•
tax-exempt organizations or governmental organizations;

•
persons deemed to sell our common stock under the constructive sale provisions of the Code;

•
persons for whom our common stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an “applicable financial statement” (as defined in the Code);

•
“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•
persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

•
tax-qualified retirement plans.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT LEGAL OR TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our common stock that is neither a “U.S. person” nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable Treasury Regulations to continue to be treated as a United States person.

Distributions
If we make distributions on our common stock, such distributions of cash or property on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in our common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our common stock. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend.
Subject to the discussion below on backup withholding and foreign accounts, dividends paid to a Non-U.S. Holder of our common stock that are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).
Non-U.S. Holders will be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the Non-U.S. Holder holding our common stock in connection with the conduct of a trade or business within the United States and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the Non-U.S. Holder provides appropriate certification, as described above), the Non-U.S. Holder will be subject to U.S. federal income tax on such dividends on a net income basis at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. person. In addition, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale or Other Disposition of Our Common Stock
Subject to the discussions below on backup withholding and foreign accounts, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•
the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•
our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. person. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States) provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Subject to the discussion below on foreign accounts, a Non-U.S. Holder will not be subject to backup withholding with respect to distributions on our common stock we make to the Non-U.S. Holder,

provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a United States person and the holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable certification. However, information returns generally will be filed with the IRS in connection with any distributions (including deemed distributions) made on our common stock to the Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of our common stock within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of our common stock outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. Holder on IRS Form W-8BEN or W-8BEN-E, or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or such beneficial owner otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) paid on our common stock, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including deemed dividends) paid on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our common stock on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we or the applicable withholding agent may treat the entire distribution as a dividend. Prospective investors should consult their tax advisors regarding the potential application of these withholding provisions.

UNDERWRITING
BofA Securities, Inc. is acting as the representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the representative, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below:
Underwriters	Number of Shares
BofA Securities, Inc.
Stifel, Nicolaus & Company, Incorporated
Raymond James & Associates, Inc.
Roth Capital Partners, LLC
Total	2,750,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of common stock sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares of common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares of common stock, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The representative has advised us that the underwriters propose initially to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $         per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.
The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of common stock.
	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$
The expenses of the offering, not including the underwriting discount, are estimated at approximately $             and are payable by us.
Option to Purchase Additional Shares of Common Stock
We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 412,500 additional shares of common stock at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares of common stock proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities
We, our directors, executive officers and holders of a substantial majority of all of our capital stock and securities convertible into our capital stock (each such person, a “lock-up party”) have entered into lock-up agreements with the representative prior to the commencement of this offering pursuant to which each of these persons or entities, for a period of 90 days after the date of this prospectus (the “lock-up period”), may not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or, in the case of the Company, file with the SEC a registration statement under the Securities Act relating to, any common stock or any securities convertible into or exercisable or exchangeable for common stock or enter into any swap or other agreement or any transaction that transfers, in whole or in part, any of the economic consequences of ownership of common stock.
In the case of the Company, the restrictions described in the paragraph above do not apply, subject in certain cases to various conditions, to:
(1)
the shares of common stock to be sold in this offering;

(2)
any shares of common stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in this prospectus supplement or the accompanying prospectus (or the documents incorporated by reference therein);

(3)
any shares of common stock issued or options to purchase common stock granted pursuant to existing employee benefit plans of the Company referred to in this prospectus supplement or the accompanying prospectus (or the documents incorporated by reference therein);

(4)
any shares of common stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in this prospectus supplement or the accompanying prospectus (or the documents incorporated by reference therein);

(5)
shares of common stock issued pursuant to our registration statement on Form S-4 in connection with any acquisition transaction in an aggregate amount not to exceed, on a fully diluted basis, 5% of our outstanding shares of common stock after giving effect to the issuance or sale of the Securities; provided, however, that any recipient of such shares so issued in connection with any such acquisition transaction, if such shares are to be issued during the 90-day period after the date of this prospectus supplement, shall agree to be subject to the foregoing lockup restrictions for the remainder of the 90-day restricted period;

(6)
the filing of one or more registration statements on Form S-8 providing for resales of securities registered thereunder; or

(7)
the filing of a registration statement on Form S-3 with respect to securities of the Company owned by certain shareholders, officers or directors of the Company.

For the avoidance of doubt, the filing of any registration statement pursuant to clause (6) or (7) described above will be without prejudice to the transfer limitations applicable to any lock-up party, which shall continue in full force and effect in accordance with the terms of the lock-up agreements.
In the case of directors, executive officers and other shareholders, the restrictions described in the paragraph above do not apply, subject in certain cases to various conditions, to transfers:
(1)
as a bona fide gift or gifts;

(2)
to any trust or other entity for the direct or indirect benefit of the lock-up party or the immediate family of the lock-up party;

(3)
as a distribution to limited partners or stockholders of the lock-up party;

(4)
to the lock-up party’s affiliates or to any investment fund or other entity controlled or managed by the lock-up party;

(5)
via transfer by testate succession or intestate succession;

(6)
in connection with the grant and maintenance of a bona fide lien, security interest, pledge, hypothecation or other similar encumbrance of common stock by the lock-up party to a recognized financial institution in connection with a loan to the lock-up party;

(7)
if the lock-up party is an employee of the Company and transfers to the Company upon death, disability or termination of employment of such employee; or

(8)
pursuant to an order of a court or regulatory agency;

provided that each resulting transferee of shares of common stock or securities convertible into or exchangeable or exercisable for any shares of common stock executes and delivers to the representatives an agreement satisfactory to the representative.
In addition, certain directors may sell up to 10,000 shares of common stock during the lock-up period without the prior written consent of the representative.
The representatives may release any of the securities subject to these lock-up agreements.
Price Stabilization, Short Positions
Until the distribution of the shares of common stock is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representative may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include making short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NASDAQ Global Select Market, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making
In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.
Electronic Distribution
In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Conflicts of Interest
An affiliate of BofA Securities, Inc., an underwriter in this offering, is a lender with respect to amounts currently outstanding under our revolving credit facility and may receive a ratable portion of any part of the proceeds of this offering used to repay borrowings outstanding under the revolving credit facility. As a result, BofA Securities, Inc. will have a conflict of interest, as that term is defined in FINRA Rule 5121. Accordingly, this offering is being conducted in compliance with FINRA Rule 5121.
BofA Securities, Inc. will not sell the shares of common stock to an account over which it exercises discretion without the express approval of the account holder.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Notice to prospective investors in the European Economic Area
In relation to each Member State of the European Economic Area (each a Member State), no common stock has been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to our common stock which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)
by the underwriters to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior written consent of the representative for any such offer; or
(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of common stock shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Member State who initially acquires any common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed with us and the representative that it is a qualified investor within the meaning of the Prospectus Regulation.
In the case of any common stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Member State to qualified investors, in circumstances in which the prior written consent of the representative has been obtained to each such proposed offer or resale.
We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any common stock in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any common stock to be offered so as to enable an investor to decide to purchase or subscribe for our common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to prospective investors in the United Kingdom
No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

(c)
in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of the shares shall require the us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018. (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (FSMA)) received by it in connection with the issue or sale of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to the company or the selling stockholders.

Notice to prospective investors in Canada
The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to prospective investors in Switzerland
The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the company or the shares of common stock has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of shares of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of common stock.
Notice to prospective investors in Hong Kong
The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The shares of common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to prospective investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares of common stock were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:
(a)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)
where no consideration is or will be given for the transfer;

(c)
where the transfer is by operation of law; or

(d)
as specified in Section 276(7) of the SFA.

Notice to Prospective investors in Australia
No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia, or Corporations Act) in relation to the shares of common stock has been or will be lodged with the Australian Securities and Investments Commission, or ASIC. This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:
•
you confirm and warrant that you are either:

•
a “sophisticated investor” under Section 708(8)(a) or (b) of the Corporations Act;

•
a “sophisticated investor” under Section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of Section 708(8)(c) or (ii) of the Corporations Act and related regulations before the offer has been made; or
•
a “professional investor” within the meaning of Section 708(11)(a) or (b) of the Corporations Act,

and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and
•
you warrant and agree that you will not offer any of the shares of common stock for resale in Australia within 12 months of those shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under Section 708 of the Corporations Act.

Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares of common stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

LEGAL MATTERS
The validity of the common stock offered hereby will be passed upon for us by Kane Kessler, P.C., New York, New York and for the underwriters by Sullivan & Cromwell LLP, New York, New York.
EXPERTS
The financial statements incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Clarus Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The combined financial statements of Rhino-Rack Holdings Pty Ltd and its subsidiaries and affiliate for the year ended June 30, 2020, incorporated in this prospectus supplement by reference to the Amendment No. 1 to the Current Report on Form 8-K of Clarus Corporation filed with the SEC on September 16, 2021, have been so incorporated in reliance on the report of BDO Audit Pty Ltd, independent auditors, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is www.claruscorporation.com. The information contained on, or that can be accessed through, our web site, however, is not, and should not be deemed to be, a part of this prospectus supplement.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement and the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus modifies or replaces that statement.
We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph included in our Definitive Proxy Statement or Annual Report on Form 10-K, as applicable, or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:
•
our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 8, 2021;

•
Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2020, filed with the SEC on April 5, 2021;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on May 10, 2021 and August 2, 2021, respectively;

•
our Current Reports on Form 8-K, filed with the SEC on January 6, 2021, April 6, 2021, June 4, 2021, June 7, 2021, July 1, 2021, July 8, 2021, September 16, 2021, and October 8, 2021;

•
our special disclosure report on Form SD, filed with the SEC on May 28, 2021; and

•
the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-34767), filed with the SEC on June 9, 2010 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus by writing or telephoning us at the following address:
Clarus Corporation
Attention: Corporate Secretary
2084 East 3900 South
Salt Lake City, Utah 84124
(801) 278-5552
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement or the accompanying prospectus.

CLARUS CORPORATION
$250,000,000
Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Warrants

We may offer, issue and sell, from time to time, in one or more offerings and series, together or separately, shares of our common stock, shares of our preferred stock, debt securities guarantees of debt securities or warrants up to an aggregate amount of $250,000,000.
In addition, selling stockholders may offer and resell from time to time up to 2,028,464 shares of our common stock that were previously issued in a private transaction.
This prospectus provides a general description of these securities that we may offer and the general manner in which we will offer them. Each time any of our securities is offered using this prospectus, we and/or any of our selling stockholders, where applicable, will provide a prospectus supplement and attach it to this prospectus. The applicable prospectus supplement will contain more specific information about the offering. The applicable prospectus supplement may also add, update or change the information in this prospectus and will also describe the specific manner in which we will offer the common stock.
This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of the offering.
You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.
We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. The applicable prospectus supplement will provide the specific terms of the plan of distribution.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “CLAR.”
Investing in our securities involves risks. Please refer to the “Risk Factors” section contained in any applicable prospectus supplement and in the documents we incorporate by reference for a description of the risks you should consider when evaluating this investment.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 8, 2021

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and/or sell, in one or more offerings and series, together or separately, shares of our common stock, preferred stock, debt securities, guarantees of debt securities or warrants up to an aggregate amount of $250,000,000. In addition, under this shelf process, the selling stockholders named in this prospectus or a prospectus supplement may sell from time to time up to 2,028,464 shares of our common stock. This prospectus only provides you with a general description of the securities that we may offer. Each time we offer and sell our securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. Before purchasing any of our securities, you should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
You should rely only on the information contained in this prospectus or any prospectus supplement and those documents incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. If anyone provides you with different or additional information you should not rely on it. This prospectus may only be used where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that the information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or any such prospectus supplement.
References in this prospectus to the “Company,” “Clarus ,” “we,” “our,” and “us,” refer to Clarus Corporation.

i

FORWARD-LOOKING STATEMENTS
Certain statements included in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.
Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein include, but are not limited to, the overall level of consumer demand on our products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital and credit markets; the financial strength of the Company’s customers; the Company’s ability to implement its business strategy; the ability of the Company to execute and integrate acquisitions; changes in governmental regulation, legislation or public opinion relating to the manufacture and sale of bullets and ammunition by our Sierra segment, and the possession and use of firearms and ammunition by our customers; the Company’s exposure to product liability or product warranty claims and other loss contingencies; disruptions and other impacts to the Company’s business, as a result of the COVID-19 global pandemic and government actions and restrictive measures implemented in response; stability of the Company’s manufacturing facilities and suppliers, as well as consumer demand for our products, in light of disease epidemics and health-related concerns such as the COVID-19 global pandemic; the impact that global climate change trends may have on the Company and its suppliers and customers; the Company’s ability to protect patents, trademarks and other intellectual property rights; the ability of our information technology systems or information security systems to operate effectively, including as a result of security breaches, viruses, hackers, malware, natural disasters, vendor business interruptions or other causes; our ability to properly maintain, protect, repair or upgrade our information technology systems or information security systems, or problems with our transitioning to upgraded or replacement systems; the impact of adverse publicity about the Company and/or its brands, including without limitation, through social media or in connection with brand damaging events and/or public perception; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks; and the Company’s ability to maintain a quarterly dividend. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All forward-looking statements included in this prospectus are based upon information available to the Company as of the date of this prospectus, and speak only as the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus.
You should also read carefully the factors described or referred to in the “Risk Factors” section of this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein, to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. Any forward-looking statements that we make in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein as well as other written or oral statements by us or our authorized officers on our behalf, speak only as of the date of such statement, and we undertake no obligation to update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

ii

THE COMPANY
Company Overview
Headquartered in Salt Lake City, Utah, Clarus, a company focused on the outdoor and consumer industries, is seeking opportunities to acquire and grow businesses that can generate attractive shareholder returns. The Company has net operating tax loss carryforwards which it is seeking to redeploy to maximize shareholder value. Clarus’ primary business is as a leading designer, developer, manufacturer and distributor of outdoor equipment and lifestyle products focused on the climb, ski, mountain, sport and skincare markets. The Company’s products are principally sold under the Black Diamond®, Sierra®, Barnes®, PIEPS® and SKINourishment® brand names through outdoor specialty and online retailers, distributors and original equipment manufacturers throughout the U.S. and internationally.
Market Overview
Through our Black Diamond, PIEPS, and SKINourishment brands, we offer a broad range of products including: high-performance, activity-based apparel (such as shells, insulation, midlayers, pants and logowear); rock-climbing footwear and equipment (such as carabiners, protection devices, harnesses, belay devices, helmets, and ice-climbing gear); technical backpacks and high-end day packs; trekking poles; headlamps and lanterns; gloves and mittens; and skincare and other sport-enhancing products. We also offer advanced skis, ski poles, ski skins, and snow safety products, including avalanche airbag systems, avalanche transceivers, shovels, and probes. Through our Sierra and Barnes brands, we manufacture a wide range of high-performance bullets and ammunition for both rifles and pistols that are used for precision target shooting, hunting and military and law enforcement purposes.
Corporate Overview
Clarus, incorporated in Delaware in 1991, acquired Black Diamond Equipment, Ltd. in May 2010 and changed its name to Black Diamond, Inc. in January 2011. In October 2012, we acquired PIEPS Holding GmbH and its subsidiaries.
On August 14, 2017, the Company changed its name from Black Diamond, Inc. to Clarus Corporation and its stock ticker symbol from “BDE” to “CLAR” on the NASDAQ stock exchange. On August 21, 2017, the Company acquired Sierra Bullets, L.L.C. On November 6, 2018, the Company acquired the assets of SKINourishment, Inc. On October 2, 2020, the Company completed the acquisition of certain assets and liabilities relating to the Barnes brand of bullets.
On August 6, 2018, the Company announced that its Board of Directors approved the initiation of a quarterly cash dividend program of $0.025 per share of the Company’s common stock (the “Quarterly Cash Dividend”) or $0.10 per share on an annualized basis. The declaration and payment of future Quarterly Cash Dividends is subject to the discretion of and approval of the Company’s Board of Directors. On May 1, 2020, the Company announced that, in light of the operational impact of the COVID-19 pandemic, its Board of Directors temporarily replaced its Quarterly Cash Dividend with a stock dividend. On October 19, 2020, the Company announced that its Board of Directors approved the reinstatement of its Quarterly Cash Dividend. On January 29, 2021, the Company announced that its Board of Directors approved the payment on February 19, 2021 of the Quarterly Cash Dividend to the record holders of shares of the Company’s common stock as of the close of business on February 8, 2021.

Our headquarters are located at 2084 East 3900 South, Salt Lake City, Utah 84124 and our telephone number is (801) 278-5552.
Our website address is www.claruscorp.com. The content contained in, or that can be accessed through, our website is not part of this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

RISK FACTORS
Investing in our securities involves risk. Please carefully consider the risk factors described in our periodic and current reports filed with the SEC, which are incorporated by reference in this prospectus, as well as any risks that may be set forth in the prospectus supplement relating to a specific security. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations.
USE OF PROCEEDS
The use of proceeds from the sale of our securities will be specified in the applicable prospectus supplement.
Unless stated otherwise in an accompanying prospectus supplement, we will use the net proceeds from the sale of securities described in this prospectus for general corporate purposes.
When a particular series of securities is offered, the accompanying prospectus supplement will set forth our intended use for the net proceeds received from the sale of those securities. Pending application for specific purposes, the net proceeds may be invested in marketable securities.
We will not receive any proceeds from any sales of common stock by selling stockholders.
DESCRIPTION OF COMMON STOCK
The following description of our common stock does not purport to be complete and is subject in all respects to applicable Delaware law and qualified by reference to the provisions of our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), Amended and Restated Bylaws, as amended (the “Bylaws”), and Rights Agreement. Copies of our Certificate of Incorporation, Bylaws, and Rights Agreement are incorporated by reference and will be sent to stockholders upon request. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
Authorized Common Stock
We have authorized 100,000,000 shares of our common stock, par value $0.0001 per share. As of March 3, 2021 there were 31,304,181 shares of our common stock outstanding.
Voting Rights, Dividend Rights, Liquidation Rights and Other Rights
Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, as the Company has not implemented a staggered board of directors or granted stockholders cumulative voting rights, holders of a majority of the shares of common stock that are entitled to vote in any election of directors will have the ability to elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors of the Company (the “Board”) out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock of the Company. Upon the liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock of the Company. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which the Company may designate and issue in the future.

Acquisition Restrictions
To help ensure the preservation of its net operating loss carryforwards (“NOLs”), the Company’s Certificate of Incorporation generally restricts any person from attempting to purchase or acquire (any such purchase or acquisition being an “Acquisition”), any direct or indirect interest in Clarus’ capital stock (or options, warrants or other rights to acquire Clarus’ capital stock, or securities convertible or exchangeable into Clarus’ capital stock), if such Acquisition would affect the percentage of Clarus’ capital stock owned by a 5% stockholder (the “Acquisition Restrictions” and any person attempting such an Acquisition, being referred to as a “Restricted Holder”). For purposes of determining the existence and identity of, and the amount of capital stock owned by, any 5% stockholder or Restricted Holders, Clarus is entitled to rely conclusively on (a) the existence and absence of filings of Schedules 13D and 13G (or any similar schedules) as of any date and (b) its actual knowledge of the ownership of its capital stock. The Company’s Certificate of Incorporation further provides that a Restricted Holder will be required, prior to the date of any proposed Acquisition, to request in writing (a “Request”) that the Board review the proposed Acquisition and authorize or not authorize such proposed Acquisition. If a Restricted Holder seeks to effect an Acquisition, then at the next regularly scheduled meeting of the Board (which are generally held once during each calendar quarter) following the tenth business day after receipt by the Secretary of the Company of a Request, the Board will be required to determine whether to authorize the proposed Acquisition described in the Request. Any determination made by the Board as whether to authorize a proposed Acquisition will be made in the sole discretion and judgment of the Board. The Board shall promptly inform a Restricted Holder making the Request of such determination. Additionally, any Restricted Holder who makes such a Request shall reimburse Clarus, on demand, for all reasonable costs and expenses incurred by Clarus with respect to any proposed Acquisition, which may be material in relation to the Acquisition and will include the fees and expenses of any attorneys, accountants or other advisors retained by Clarus in connection with such determination.
The Company’s Certificate of Incorporation provides that any person who knowingly violates the Acquisition Restrictions or any persons in the same control group with such person shall be jointly and severally liable to Clarus for, and shall indemnify and hold Clarus harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in or elimination of the ability of Clarus to use its NOLs.
All certificates representing newly issued shares of the Company’s capital stock or shares voted in favor of the Acquisition Restrictions and subsequently submitted for transfer, must bear the following legend:
“The Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) of the Corporation contains restrictions prohibiting the purchase or acquisition (collectively, the “Acquisition”) of any capital stock without the authorization of the Board of Directors of the Corporation (the “Board of Directors”), if such Acquisition affects the percentage of capital stock that is treated as owned by a five percent shareholder (within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder), and such Acquisition would, in the sole discretion and judgment of the Board of Directors, jeopardize the Corporation’s preservation of its U.S. federal income tax attributes pursuant to Section 382 of the Code and is not otherwise in the best interests of the Corporation and its stockholders. The Corporation will furnish without charge to the holder of record of this certificate a copy of the Certificate of Incorporation, containing the above-referenced restrictions on acquisitions of stock, upon written request to the Corporation at its principal place of business.”
The Board has the discretion to approve an Acquisition of stock that would otherwise violate the Acquisition Restrictions in circumstances where it determines that such Acquisition is in the best interests of the Company and its stockholders. In determining whether or not to permit an Acquisition which may result in violation of the Acquisition Restrictions, the Board may consider factors it deems relevant including the likelihood that the Acquisition would result in an ownership change to occur that would limit the Company’s use of its NOLs. In addition, the Board is authorized to eliminate the Acquisition Restrictions, modify the applicable allowable percentage ownership interest or modify any of the terms and conditions of the Acquisition Restrictions provided that the Board concludes in writing that such change is reasonably necessary or advisable to preserve the Company’s NOLs or that the continuation of the affected terms and conditions of the Acquisition Restrictions is no longer reasonably necessary for such purpose.

The Acquisition Restrictions may have anti-takeover effects because they will restrict the ability of a person or entity or group thereof from accumulating an aggregate of 5% or more of the Company’s capital stock and the ability of persons, entities or groups now owning 5% or more of the Company’s capital stock from acquiring additional stock. Although the Acquisition Restrictions are designed as a protective measure to preserve and protect the Company’s NOLs, the Acquisition Restrictions may have the effect of impeding or discouraging a merger, tender offer or proxy contest, even if such a transaction may be favorable to the interests of some or all of the Company’s stockholders. This might prevent stockholders from realizing an opportunity to sell all or a portion of their shares of common stock at higher than market prices. In addition, the Acquisition Restrictions may delay the assumption of control by a holder of a large block of capital stock and the removal of incumbent directors and management, even if such removal may be beneficial to some or all of the Company’s stockholders.
The foregoing description of the Acquisition Restrictions does not purport to be complete and is qualified in its entirety by reference to the Company’s Certificate of Incorporation, which is incorporated herein by reference.
Preferred Share Purchase Rights
On February 12, 2008, Clarus entered into a Rights Agreement (the “Rights Agreement”) with American Stock Transfer & Trust Company that provides for the terms of a rights plan including a dividend distribution of one preferred share purchase right (a “Right”) for each outstanding share of common stock. The dividend is payable to Clarus’ stockholders of record as of the close of business on February 12, 2008 (the “Record Date”).
The Board adopted the Rights Agreement to protect the Company’s ability to carry forward its NOLs, which the Company believes are a substantial asset. The Rights Agreement is designed to assist in limiting the number of 5% or more owners and thus reduce the risk of a possible “change of ownership” under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. However, there is no guarantee that the objective of preserving the value of the NOLs will be achieved. There is a possibility that certain stock transactions may be completed by stockholders or prospective stockholders that could trigger a “change of ownership,” and there are other limitations on the use of NOLs set forth in the Code.
The Rights Agreement imposes a significant penalty upon any person or group that acquires 4.9% or more (but less than 50%) of Clarus’ then-outstanding common stock without the prior approval of the Board. Stockholders who own 4.9% or more of Clarus’ then-outstanding common stock as of the close of business on the Record Date, will not trigger the Rights Agreement so long as they do not increase their ownership of common stock. Moreover, the Board may exempt any person or group that owns 4.9% or more. A person or group that acquires a percentage of common stock in excess of the applicable threshold but less than 50% of Clarus’ then-outstanding common stock is called an “Acquiring Person.” Any Rights held by an Acquiring Person are void and may not be exercised.
The Board authorized the issuance of one Right per each share of common stock outstanding on the Record Date and further authorized the issuance of one Right (subject to adjustment as provided in the Rights Agreement) with respect to each share of common stock issued or delivered by Clarus after the Record Date but prior to the earlier of the Distribution Date (as defined below) or the expiration date of the Rights, or as otherwise provided in the Rights Agreement. If the Rights become exercisable, each Right would allow its holder to purchase from Clarus one one-hundredth of a share of Clarus’ Series A Junior Participating Preferred Stock, par value $0.0001 (the “Series A Preferred Stock”), for a purchase price of $12.00. Each fractional share of Series A Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as one share of common stock. Prior to exercise, however, a Right will not give its holder any dividend, voting or liquidation rights.
The Rights will not be exercisable until 10 days after a public announcement by Clarus that a person or group has become an Acquiring Person. Until the date that the Rights become exercisable (the “Distribution Date”), Clarus’ common stock certificates will evidence the Rights and will contain a notation to that effect. Any transfer of shares of common stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, the Rights will be separated from the common stock and be evidenced by a rights certificate, which Clarus will mail to all holders of the rights that are not void.
If a person or group becomes an Acquiring Person after the Distribution Date or already is an Acquiring Person and acquires more shares after the Distribution Date, all holders of Rights, except the Acquiring Person, may exercise their rights to purchase shares of Clarus’ common stock with a market value of two times the purchase price (or other securities or assets as determined by the Board) upon payment of the purchase price (a “Flip-In Event”). After the Distribution Date, if a Flip-In Event has already occurred and Clarus is acquired in a merger or similar transaction, all holders of the Rights except the Acquiring Person may exercise their Rights upon payment of the purchase price to purchase shares of the acquiring corporation with a market value of two times the purchase price of the Rights (a “Flip-Over Event”). Rights may be exercised to purchase shares of Clarus’ Series A Preferred Stock only after the occurrence of the Distribution Date and prior to the occurrence of a Flip-In Event as described above. A Distribution Date resulting from any occurrence described above would necessarily follow the occurrence of a Flip-In Event, in which case the Rights could be exercised to purchase shares of common stock or other securities as described above.
The Rights will expire at such time the Board determines that the NOLs are fully utilized or no longer available under Section 382 of the Code or the Rights are earlier redeemed or exchanged by the Company as described below. The Board may redeem all (but not less than all) of the Rights for a redemption price of $0.0001 per Right at any time prior to the later of the Distribution Date and the date of the first public announcement or disclosure by Clarus that a person or group has become an Acquiring Person. Once the Rights are redeemed, the right to exercise the Rights will terminate, and the only right of the holders of the Rights will be to receive the redemption price. The redemption price will be adjusted if Clarus declares a stock split or issues a stock dividend on its common stock. After the later of the Distribution Date and the date of the first public announcement by Clarus that a person or group has become an Acquiring Person, but before an Acquiring Person owns 50% or more of Clarus’ outstanding common stock, the Board may exchange each Right (other than the Rights that have become void) for one share of common stock or an equivalent security.
The Board may adjust the purchase price of the Series A Preferred Stock, the number of shares of the Series A Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including a stock dividend, a stock split or a reclassification of the Series A Preferred Stock or common stock. No adjustments to the purchase price of less than 1% will be made.
Before the time the Rights cease to be redeemable, the Board may amend or supplement the Rights Agreement without the consent of the holders of the Rights, except that no amendment may decrease the redemption price below $0.0001 per right. At any time thereafter, the Board may amend or supplement the Rights Agreement only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions or to make any additional changes to the Rights Agreement, but only to the extent that those changes do not impair or adversely affect any Rights holder and do not result in the Rights becoming redeemable.
The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.
DESCRIPTION OF PREFERRED STOCK
The following is a description of certain general terms and provisions of our preferred stock. The particular terms of any series of preferred stock offered by us will be described in a prospectus supplement relating to such offering. The following description of our preferred stock does not purport to be complete and is subject in all respects to applicable Delaware law and qualified by reference to the provisions of our Certificate of Incorporation, Bylaws and the certificate of designation relating to each series of our preferred stock, which will be filed with the Securities and Exchange Commission at or prior to the time of issuance of such series of preferred stock.
Our Certificate of Incorporation authorizes our Board to issue, without further stockholder approval, up to 5,000,000 shares of preferred stock in one or more series, having a par value of $0.0001 per share, 1,000,000 of which have been designated as Series A Junior Participating Preferred Stock, par value $0.0001.

See “Description of Common Stock — Preferred Share Purchase Rights.” As of the date of this prospectus, no shares of our preferred stock were outstanding.
Our Board is authorized to fix the designation and relative rights for each series of preferred stock, and the applicable prospectus supplement will set forth with respect to such series, the following information:
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any dividend rights;

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any stated redemption and liquidation values or preference per share;

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any sinking fund provisions;

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any conversion or exchange provisions;

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any participation rights;

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any voting rights; and

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the terms of any other preferences, limitations and restrictions, as are stated in the resolutions adopted by our Board and as are permitted by the Delaware General Corporation Law (the “DGCL”).

The transfer agent and registrar for each series of preferred stock will be described in the applicable prospectus supplement.
DESCRIPTION OF DEBT SECURITIES
The debt securities may be senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The form of indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the debt securities and the indenture are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture (and any amendments or supplements we may enter into from time to time which are permitted under such indenture) and the debt securities, including the definitions therein of certain terms.
Unless otherwise specified in a prospectus supplement, the debt securities will be our direct unsecured obligations. The indenture does not limit the aggregate principal amount of debt securities that we may issue and provides that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture.
DESCRIPTION OF GUARANTEES OF THE DEBT SECURITIES
If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement. Any guarantees will be joint and several and full and unconditional obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our common stock, preferred stock or debt securities or any combination thereof. Warrants may be issued independently or together with our common stock, preferred stock or debt securities and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Warrants will be offered and exercisable for United States dollars only. Warrant will be issued in registered form only. The particular terms of any warrants will be described in the related prospectus supplement.
ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION AND BYLAWS
Certain provisions of the Certificate of Incorporation and Bylaws could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board and to discourage an unsolicited takeover of us if the Board determines that such takeover is not in the best interests of us and our stockholders. However, these provisions could have the effect of discouraging certain attempts to acquire us or remove incumbent management even if some or a majority of stockholders deemed such an attempt to be in their best interests.
The provisions in the Certificate of Incorporation and the Bylaws include: (a) a procedure which requires stockholders to nominate directors in advance of a meeting to elect such directors; (b) the authority to issue additional shares of preferred stock without stockholder approval; (c) the number of directors on our Board will be fixed exclusively by the Board; (d) any newly created directorship or any vacancy in our Board resulting from any increase in the authorized number of directors or the death, disability, resignation, retirement, disqualification, removal from office or other cause will be filled solely by the affirmative vote of a majority of the directors then in office, even if less than a quorum; and (e) our Bylaws may be amended by our Board.
The DGCL contains statutory “anti-takeover” provisions, including Section 203 of the DGCL which applies automatically to a Delaware corporation unless that corporation elects to opt-out as provided in Section 203. We, as a Delaware corporation, have not elected to opt-out of Section 203 of the DGCL. Under Section 203 of the DGCL, a stockholder acquiring more than 15% of the outstanding voting shares of a corporation (an “Interested Stockholder”) but less than 85% of such shares may not engage in certain business combinations with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless prior to such date, the board of directors of the corporation approves either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder, or the business combination is approved by the board of directors and by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the Interested Stockholder.
Limitation of Liability and Indemnification of Officers and Directors
Pursuant to provisions of the DGCL, we have adopted provisions in our Certificate of Incorporation that provide that our directors shall not be personally liable for monetary damages to us or our stockholders for a breach of fiduciary duty as a director to the full extent that the Securities Act permits the limitation or elimination of the liability of directors.
We have in effect a directors and officers liability insurance policy indemnifying our directors and officers and the directors and officers of our subsidiaries within a specific limit for certain liabilities incurred by them, including liabilities under the Securities Act. We pay the entire premium of this policy. Our Certificate of Incorporation also contains a provision for the indemnification by us of all of our directors and officers, to the fullest extent permitted by the DGCL.
Exclusive Forum
Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (d) any action asserting a claim governed by the internal affairs doctrine.

Any person or entity purchasing or otherwise acquiring any interest in shares of our stock shall be deemed to have notice of and consented to the foregoing forum selection provisions.
SELLING STOCKHOLDERS
This prospectus relates in part to the possible sale by certain of our stockholders who are referred to herein as “selling stockholders,” and may from time to time offer and sell such securities pursuant to this prospectus and any applicable prospectus supplement. These shares of our common stock were issued to certain of the selling stockholders on May 28, 2010, as consideration paid in connection with the Company’s acquisition of Gregory Mountain Products, Inc., pursuant to an exemption from registration under Section 4(2) of the Securities Act and Regulation D promulgated thereunder for transactions by an issuer not involving a public offering.
The applicable prospectus supplement will set forth the name of each of the selling stockholders, the amount of our common stock owned by each selling stockholder prior to the offering, the number of shares of our common stock to be offered by each selling stockholder and the amount of our common stock to be owned by each selling stockholder after completion of the offering. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us (or any of our predecessors or affiliates) during the three years prior to the date of such prospectus supplement.
PLAN OF DISTRIBUTION
We and any selling stockholder may sell securities in any of three ways (or in any combination) from time to time:
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through underwriters or dealers;

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directly to a limited number of purchasers or to a single purchaser; or

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through agents.

The applicable prospectus supplement will set forth the terms of the offering of such securities, including:
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the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; and

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the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
We and any selling stockholder may effect the distribution of the securities from time to time in one or more transactions either:
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at a fixed price or at prices that may be changed;

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at market prices prevailing at the time of sale;

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at prices relating to such prevailing market prices; or

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at negotiated prices.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any option to purchase additional securities).

Any selling stockholders, where applicable, may also resell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of that rule, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part.
We and any selling stockholder may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. In addition, we or any selling stockholder may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, a third party may use securities borrowed from us or others to settle such sales and may use securities received from us, any selling stockholder or others to settle those sales to close out any related short positions. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). We and any selling stockholder may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. We may also sell the securities directly, in which event, no underwriters or agents will be involved.
Any selling stockholders, underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. Additionally, because selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, selling stockholders may be subject to the prospectus delivery requirements of the Securities Act.
Agents, underwriters and dealers may be entitled under relevant agreements with us or any selling stockholder to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement. We may pay any or all expenses incurred with respect to the registration of the shares of common stock owned by any selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders.
Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or any selling stockholder. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by us or any selling stockholder may arrange for other broker-dealers to participate in the resales. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable FINRA limitations.
Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotments, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotments involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with an offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.
We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.
Agents and underwriters may be customers of, engage in transactions with, or perform services for us or the selling stockholders in the ordinary course of business.
The specific terms of any lock-up provisions in respect of any given offering of common stock will be described in the applicable prospectus supplement.
The place and time of delivery for securities will be set forth in the accompanying prospectus supplement for such securities.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith we are required to file periodic reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us can be inspected and copied at the Commission’s Public Reference Room located at 100 F Street, N.E. Washington, D.C. 20549, at the prescribed rates. The SEC also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov. Please call 1-800-SEC-0330 for further information on the operation of the SEC’s Public Reference Room.
Our common stock is traded on the Nasdaq Global Select Market under the symbol “CLAR.” Certain materials filed by us may be inspected at the NASDAQ Stock Market, One Liberty Plaza, 165 Broadway, New York, NY 10006.
This prospectus omits certain information that is contained in the registration statement on file with the SEC, of which this prospectus is a part. For further information with respect to us and our securities, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference to the registration statement. Each such statement is qualified in its entirety by such reference. The registration statement and the exhibits may be inspected without charge at the offices of the SEC or copies thereof obtained at prescribed rates from the public reference section of the SEC at the addresses set forth above.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-34767):

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our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 8, 2021;

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our information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2020;

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our special disclosure report on Form SD filed with the SEC on May 29, 2020; and

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the description of our common stock contained in our Registration Statement on Form 8-A (File
No. 001‑34767) filed with the SEC on June 9, 2010 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus and the accompanying prospectus. Information in such future filings updates and supplements the information provided in this prospectus and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below.
Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone at:
Clarus Corporation
Attention: Corporate Secretary
2084 East 3900 South
Salt Lake City, Utah 84124
(801) 278-5552
EXPERTS
The financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Clarus Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Kane Kessler, P.C., New York, New York. Any underwriters will be advised of the other issues relating to any offering by their own legal counsel.

2,750,000 Shares
Clarus Corporation
Common Stock

P R O S P E C T U S  S U P P L E M E N T

Joint Book-Running Managers
BofA Securities
StifelRaymond James Roth Capital Partners
October  , 2021